EXHIBIT 32.2

CERTIFICATE PURSUANT TO 18 U.S.C. SECTION 1350, AS ENACTED
BY SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

     I, Brian J. Hayden, the Vice President-Finance and Chief Financial Officer of Bone Care International, Inc. (the “Company”), certify, pursuant to 18 U.S.C. Section 1350, that (i) the Quarterly Report on Form 10-Q of the Company for the quarter ended March 31, 2004 (the “Form 10-Q”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

/S/ BRIAN J. HAYDEN

Brian J. Hayden
Vice President – Finance and Chief Financial Officer

May 13, 2004